================================================================================
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                       ---------------------------------

                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          proxy statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No.             )

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [_]
   Check the appropriate box:
   [_] Preliminary proxy statement                 [_] Confidential, For Use of
                                                       the Commission Only (as
   [X] Definitive proxy statement                      permitted by Rule
   [_] Definitive Additional Materials                 14a-6(e)(2))
   [_] Soliciting Material Pursuant to
       Rule 14a-11(c) or Rule 14a-12


                        PRIMUS KNOWLEDGE SOLUTIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing proxy statement, if Other Than the Registrant)

        Payment of Filing Fee (Check the appropriate box):
        [X] No fee required.
        [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.
        (1)  Title of each class of securities to which transaction applies:

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     pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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        [_] Fee paid previously with preliminary materials:

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        [_] Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
        (1)  Amount previously paid:

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        (2)  Form, Schedule or Registration Statement no.:

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        (3)  Filing Party

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        (4)  Date Filed:

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================================================================================

                [LETTERHEAD OF PRIMUS KNOWLEDGE SOLUTIONS, INC.]

                                         April 6, 2001

Dear Shareholder:

  You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Primus Knowledge Solutions, Inc., which will be held on May 9, 2001, at 2:30 p.m., local time, at the Four Seasons Olympic Hotel, Congress Room, 411 University Street, Seattle, Washington.

  At the annual meeting, you will be asked to re-elect two directors to the Primus Board of Directors.

  THE PRIMUS BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR.

  You should read carefully the accompanying Notice of Annual Meeting of Shareholders and the proxy statement for additional information.

  Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. Your shares will be voted in accordance with the instructions you give in your proxy. If you attend the annual meeting, you may vote in person if you wish, even if you previously returned your proxy card. Your prompt cooperation is greatly appreciated.

                                         Sincerely,

                                         /s/ Michael A. Brochu

                                         Michael A. Brochu
                                         President, Chief Executive Officer
                                          and Chairman of the Board

 This document is being first mailed to shareholders on or about April 6, 2001

                       PRIMUS KNOWLEDGE SOLUTIONS, INC.
                         1601 Fifth Avenue, Suite 1900
                           Seattle, Washington 98101

                               ----------------

               Notice of the 2001 Annual Meeting of Shareholders
                            to be held May 9, 2001

                               ----------------

TO THE SHAREHOLDERS OF PRIMUS KNOWLEDGE SOLUTIONS, INC.:

  We will hold the 2001 Annual Meeting of Shareholders of Primus Knowledge Solutions, Inc. on May 9, 2001, at 2:30 p.m., local time, at the Four Seasons Olympic Hotel, Congress Room, 411 University Street, Seattle, Washington, for the following purposes:

  1. To elect two directors to hold office until the 2004 Annual Meeting of Shareholders or until his or her successor is elected and qualified; and

  2. To transact such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

  These items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on March 16, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. Only shareholders of record on the record date are entitled to notice of and to vote at the annual meeting and any adjournments or postponements.

  The directors elected will be the two candidates receiving the greatest number of votes cast, in person or by proxy, at the annual meeting.

  All shareholders are cordially invited to attend the annual meeting. However, to assure your representation at the annual meeting you are urged to complete, sign, date, and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Your stock will be voted in accordance with the instructions you give in your proxy. Your proxy may be revoked at any time before it is voted by signing and returning a proxy bearing a later date for the same shares, by filing with the Secretary of Primus a written revocation bearing a later date or by attending and voting in person at the annual meeting.

                                          By order of the Board of Directors

                                          /s/ David M. Williamson

                                          David M. Williamson
                                          Vice President, Business Affairs,
                                           General Counsel and Secretary

Seattle, Washington
April 6, 2001

                       PRIMUS KNOWLEDGE SOLUTIONS, INC.

                               ----------------

                                PROXY STATEMENT

  This proxy statement is being furnished to holders of shares of common stock, par value $.025 per share, of Primus Knowledge Solutions, Inc., a Washington corporation, in connection with the solicitation of proxies by Primus' Board of Directors for use at the 2001 Annual Meeting of Shareholders and at any adjournments or postponements of the annual meeting. The annual meeting will be held on May 9, 2001, at the Four Seasons Olympic Hotel, Congress Room, 411 University Street, Seattle Washington at 2:30 p.m., local time. The approximate date of the mailing of this proxy statement and the accompanying proxy is April 6, 2001.

Matters to Be Considered at the Annual Meeting

  At the annual meeting, shareholders of record of Primus as of the close of business on March 16, 2001 will consider and vote on:

  (1) the election of two directors to Primus' Board of Directors, each director to hold office until the 2004 Annual Meeting of Shareholders or until their successors are elected and qualified; and

  (2) such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

  The Board recommends that Primus' shareholders vote "FOR" election of the nominees for director.

Record Date; Shares Entitled to Vote; Vote Required

  Only the shareholders of record at the close of business on the record date, March 16, 2001, are entitled to notice of and to vote at the annual meeting. Primus has one class of voting securities outstanding that is designated as common stock, and each share of common stock is entitled to one vote. On March 16, 2001, there were 18,092,134 shares of common stock outstanding held by of record by 276 shareholders.

  Holders of a majority of the outstanding shares of Primus' common stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting. The directors elected at the annual meeting will be the two candidates receiving the greatest number of votes cast by the holders of shares of common stock present, in person or by proxy, at the annual meeting. Holders of shares of common stock are not entitled to cumulate votes in the election of directors. As of the record date, directors and executive officers of Primus and their affiliates may be deemed to be the beneficial owners of approximately 32% of the outstanding shares of common stock. Each of the directors and executive officers of Primus plans to vote or direct the vote of all shares of common stock over which he or she has voting control in favor of the election of the nominees for director.

  Abstention and broker nonvotes will have no effect on the election of directors since they will not represent votes cast at the annual meeting for the purpose of voting on that proposal.

Proposals by Primus Shareholders

  Shareholder proposals intended to be presented at the annual meeting must have been received by Primus not later than December 18, 2000 for inclusion in the proxy materials for the annual meeting. We are not aware of any matters to be voted on at the annual meeting except those listed on the accompanying notice of annual meeting of shareholders. The accompanying proxy gives discretionary authority to the persons named to vote the shares in their best judgement if any other matters are properly brought before the annual meeting.

Proxies

  Shares of common stock represented by properly executed proxies received at or before the annual meeting that have not been revoked will be voted at the annual meeting in accordance with the instructions contained in the proxy. Shares of common stock represented by properly executed proxies for which no instruction is given will be voted "FOR" the election of the nominees for director. Primus requests that shareholders complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for this purpose, to ensure that their shares are voted. Your stock will be voted in accordance with the instructions you give in your proxy. Your proxy may be revoked at any time before it is voted by signing and returning a proxy bearing a later date for the same shares, by filing with the Secretary of Primus a written revocation bearing a later date or by attending and voting in person at the annual meeting.

  If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting, except for any proxies that have at that time effectively been revoked or withdrawn, notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

Proxy Solicitation

  The proxy accompanying this proxy statement is solicited by Primus' Board of Directors. Primus will bear the cost of soliciting proxies. Officers, directors, and regular supervisory executive employees of Primus may solicit proxies; none of these solicitors will receive any additional compensation for their services but some may be reimbursed for out-of-pocket expenses they incur. Primus has retained Mellon Investor Services LLC, Seattle, Washington, to aid in the solicitation of proxies at an estimated cost of $10,500 plus reasonable expenses. Solicitation of proxies may be made personally or by mail, telephone, facsimile messenger or otherwise. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of common stock held of record by them will be reimbursed for the reasonable expenses they incur in forwarding the material.

                             ELECTION OF DIRECTORS

  In accordance with the Second Restated Bylaws of Primus, as amended, the Board of Directors shall be composed of seven directors, divided into three classes that are staggered such that the shareholders elect one-third of the directors each year. At present Primus' Board consists of seven directors with no vacancies. The bylaws provide that at this annual meeting, the term of office of the Class 1 directors, Promod Haque and Janice Peters, expires. Every director elected to the board will serve for a term of three years or until such time as his or her successor is elected and qualified. If a director resigns from the Board before the expiration of his or her term, however, the director elected or appointed to fill the resulting vacancy may be designated to a class such that he or she initially must be elected to a shorter term. Promod Haque and Janice Peters have been nominated for re-election to the Board for a three year term that will expire after the annual meeting in 2004. Primus intends to cast votes in accordance with the accompanying proxy for the election of these nominees unless contrary instructions are received. If any nominee should become unavailable for any reason, Primus intends to cast votes for a substitute nominee designated by the Board. The Board has no reason to believe that any of the nominees named will be unable to serve if elected.

                                   NOMINEES

    Name and Age                 Term expiration date                     Director Since
Janice Peters, age 49            2004 Annual Meeting                           2000

  Ms. Peters has served as one of our directors since March 2000. From October 1997 to June 2000, Ms. Peters was the President and Chief Executive Officer of MediaOne, a broadband services provider. She was the President of Wireless Operations of MediaOne Group (formerly US West Media Group), a wireless services provider, from May 1995 to October 1997, and Managing Director of One2One, a wireless network, from June 1996 to October 1997. Ms. Peters is a member of the board of directors of Mail-Well, Inc. and 3Com Corporation. Ms. Peters holds a B.S. in Education from Wayne State University and an M.S. in Management from Stanford University.

    Name and Age                Term expiration date                     Director Since
Promod Haque, age 52            2004 Annual Meeting                           1996

  Mr. Haque has served as one of our directors since February 1996. Mr. Haque joined Norwest Venture Partners, a venture capital firm, in November 1990 and is currently Managing Partner of Norwest Venture Partners VII and Norwest Venture Partners VIII and General Partner of Norwest Venture Partners VI, Norwest Equity Partners V and Norwest Equity Partners IV. Mr. Haque is a member of the board of directors of Extreme Networks, Inc., Redback Networks, Inc. and SPSS, Inc. Mr. Haque holds an M.S. and a Ph.D. in electrical engineering and an M.M. from Northwestern University and a B.S. in electrical engineering from the University of New Dehli, India.

                             CONTINUING DIRECTORS

      Name and Age                Term expiration date                 Director Since
Yasuki Matsumoto, age 47          2002 Annual Meeting                       1994

  Mr. Matsumoto has served as one of our directors since October 1994. Since March 1997, Mr. Matsumoto has been the President and Chief Executive Officer of EnCompass Group, Inc., an information technology venture capital investment firm. Mr. Matsumoto holds an M.S. in computer engineering from Portland State University.

      Name and Age                 Term expiration date                 Director Since
Antonio M. Audino, age 42          2002 Annual Meeting                       1995

  Mr. Audino has served as one of our directors since April 1995. In 1994, Mr. Audino founded Ally Ventures, a venture capital firm. Since September 1996, Mr. Audino has been a managing director of Voyager Capital, a venture capital firm. Mr. Audino holds a B.S. in accounting and a B.A. in philosophy from Creighton University.

      Name and Age                 Term expiration date                 Director Since
Michael A. Brochu, age 47          2003 Annual Meeting                       1997

  Mr. Brochu has served as our President and Chief Executive Officer since November 1997. Mr. Brochu was President and Chief Operating Officer of Sierra On-Line, Inc., an interactive software publisher, from June 1994 until October 1997. Mr. Brochu received his B.B.A. in accounting and finance from the University of Texas at El Paso.

     Name and Age                Term expiration date                   Director Since
Fredric Harman, age 40           2003 Annual Meeting                         1996

  Mr. Harman has served as one of our directors since February 1996. Since 1994, Mr. Harman has served as a managing member of the general partner of venture capital funds affiliated with Oak Investment Partners. Mr. Harman is a director of Inktomi Corporation, InterNAP Network Services Corporation, and Avenue A Inc. Mr. Harman holds a B.S. and M.S. in electrical engineering from Stanford University and an M.B.A. from the Harvard Business School.

     Name and Age                 Term expiration date                   Director Since
John G. Connors, age 42           2003 Annual Meeting                         2000

  Mr. Connors has served as one of our directors since April 2000. Since January 2000, Mr. Connors has served as Senior Vice President, Finance and Administration and Chief Financial Officer for Microsoft Corporation. From April 1999 to January 2000, Mr. Connors served as Microsoft's Vice President-- Worldwide Enterprise Group and from July 1996 to April 1999 he served as Microsoft's Vice President--Chief Information Officer. From April 1994 to July 1996, Mr. Connors served as Microsoft's Corporate Controller. Mr. Connors is a director of Montana Power Corporation. Mr. Connors holds a B.A. in Business from the University of Montana.

Director Compensation

  Members of our Board of Directors do not receive any fee for their services as directors. Directors are eligible to participate in our 1999 stock incentive compensation plan, which was adopted by our Board of Directors and our shareholders in April 1999.

Committees of the Board and Meetings

  During the last fiscal year there were five meetings of the Board of Directors. All directors attended at least 80% of all board and committee meetings of which they were a member.

  The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee, currently composed of John Connors, Promod Haque and Fredric Harman, makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, and reviews and evaluates our audit and control functions. During the last fiscal year, there was two meetings of the Audit Committee.

  The Compensation Committee, currently composed of Antonio M. Audino and Fredric Harman, reviews and approves the compensation and benefits for our executive officers and makes recommendations to the Board of Directors regarding compensation and benefits matters. During the last fiscal year, there were four meetings of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

  During the fiscal year ended December 31, 2000, Messrs. Audino and Harman served on the compensation committee of our Board of Directors. None of our executive officers serves as a member of the compensation committee or board of directors of any entity that has an executive officer serving as a member of our compensation committee or board of directors.

                              EXECUTIVE OFFICERS

  The following are executive officers of Primus who will serve in the capacities noted until their successors are appointed:

   Name                  Age                           Position
   ----                  ---                           --------
Michael A. Brochu.......  47 President, Chief Executive Officer and Chairman of the Board
Ronald M. Stevens.......  37 Chief Financial Officer, Vice President, and Treasurer
Kim M. Nelson...........  45 Executive Vice President of Worldwide Sales and Marketing

  For a biographical summary of Mr. Brochu, see "CONTINUING DIRECTORS."

  Ronald M. Stevens has served as our Chief Financial Officer, Vice President and Treasurer since October 2000. From August 1999 to October 2000, Mr. Stevens served as Chief Financial Officer and then President and Chief Operating Officer of OnHealth Network, Inc., a consumer healthcare Internet company, which was acquired by WebMD Corporation in September 2000. From May 1996 to August 1999, he served as General Manager and Senior Vice President of Sierra On-Line, Inc., an interactive software publisher. From May 1994 to May 1996, he served as Corporate and Divisional Controller of Sierra On-Line. Mr. Stevens received his B.A. in accounting and business administration from Western Washington University.

  Kim M. Nelson has served as our Vice President of Worldwide Sales and Marketing since February 2001. From January 1999 to February 2001, Mr. Nelson served as our Vice President of Worldwide Sales. From June 1993 to December 1998, Mr. Nelson held several positions at Oracle Corporation, a database enterprise software company, including Area Vice President of Sales, Vice President of Field Operations, and Vice President of Sales. Mr. Nelson received his B.S. in business from the University of Colorado.

                            EXECUTIVE COMPENSATION

Compensation Summary

  The following table lists all compensation earned during the years ended December 31, 2000 and December 31, 1999 by Primus' current executive officers ("named executive officers").

                          Summary Compensation Table

                                                      Long-Term
                                                     Compensation
                                                        Awards
                                  Annual             ------------
                               Compensation           Securities
  Name and Principal         --------------------     Underlying   All Other
       Position         Year  Salary      Bonus        Options    Compensation
  ------------------    ---- --------    --------    ------------ ------------
Michael A. Brochu...... 2000 $250,000    $141,000      262,500      $   --
 President and Chief
  Executive Officer     1999  225,000     230,000      228,666          --
Ronald M. Stevens...... 2000   39,834(1)   20,000(1)   125,000          --
 Chief Financial
  Officer, Vice
  President and
  Treasurer
Kim M. Nelson.......... 2000  175,000     149,350      143,750          --
 Vice President of
  Worldwide Sales and
  Marketing             1999  134,471     106,225      218,332       34,125(2)

--------
(1)  Mr. Stevens joined Primus in October 2000

(2)  Represents commissions.

Option Grants in Fiscal 2000

  The following table provides information regarding options granted during the year ended December 31, 2000 to the named executive officers.

                         Option Grants in Fiscal 2000

                                         Individual Grants                   Potential Realizable
                         --------------------------------------------------    Value at Assumed
                         Number of                                          Annual Rates of Stock
                           Shares    Percent of Total                       Price Appreciation for
                         Underlying Options Granted to Exercise                 Option Term(2)
                          Options   Employees in last    Price   Expiration ----------------------
          Name            Granted     Fiscal Year(1)   ($/Share)    Date      5%($)      10%($)
          ----           ---------- ------------------ --------- ---------- ---------- -----------
Michael A. Brochu.......  150,000          4.19%        $74.03      2/2/10  $6,983,678 $17,698,011
                           37,500          1.05          38.66     5/17/10     911,652   2,310,304
                           75,000          2.10           5.31    10/12/10     250,575     635,006

Ronald M. Stevens.......  125,000          3.49           5.50     10/3/10     432,356   1,095,698

Kim M. Nelson...........   75,000          2.10          74.03      2/2/10   3,491,839   8,849,006
                           18,750           .52          38.66     5/17/10     455,826   1,155,152
                           50,000          1.40           5.31    10/12/10     167,050     423,338

--------
  For all options granted to the named executives during fiscal year 2000, 25% vest and become exercisable one year from the date of grant and approximately 2% vest and become exercisable each month after that date.

(1) Based on a total of 3,579,851 option shares granted to employees in fiscal 2000.

(2) The dollar amounts under these columns are calculated based on assumed rates of 5% and 10% and are not intended to forecast future appreciation. The named executive officers will realize no value if the stock price does not exceed the exercise price of the options.

Fiscal Year-End Option Values

  The following table provides information regarding options held as of December 31, 2000 by each of the named executive officers. Michael A. Brochu exercised 40,000 vested options on July 21, 2000.

                                                      Total Number of           Value of Unexercised
                                                  Unexercised Options at        In-the-Money Options
                           Shares                   Fiscal Year-End(#)          At Fiscal Year-End($)
                          Acquired      Value    ------------------------- -------------------------------
          Name           on Exercise Realized(1) Exercisable Unexercisable Exercisable(2) Unexercisable(2)
          ----           ----------- ----------- ----------- ------------- -------------- ----------------
Michael A. Brochu.......   40,000    $1,149,408    499,303      539,862      $1,601,335       $717,436
Ronald M. Stevens.......        0             0          0      125,000               0        171,875
Kim M. Nelson...........        0             0     93,332      268,750          53,107        135,850

--------
(1) Value realized is determined by subtracting the exercise price from the fair market value on the date the options were exercised and multiplying the resulting number by the number of underlying shares of common stock.

(2) For the fiscal year ended December 31, 2000. The average of the high and low trades of Primus' common stock on that date as reported on the Nasdaq National Market was $6.875 per share.

Change in Control Arrangements

  Primus has entered into an agreement with each of Michael A. Brochu, Ronald
M. Stevens and Kim M. Nelson that provides for certain compensation arrangements upon and following a change of control of the company. The agreements expire one year following a change of control. A change of control occurs under the agreements when

  . Primus completes a merger, consolidation or share exchange after which its prior shareholders own less than a majority of the surviving corporation;

  . Primus sells substantially all of its assets not in the ordinary course of business; or

  .  one person or entity acquires a majority of Primus' outstanding shares.

  Immediately upon a change of control, 50% of the unvested options of each executive become exercisable. Our 1995 and 1999 stock incentive compensation plans also provide for vesting of all unvested options in certain circumstances involving a merger, sale or liquidation of Primus.

  If one of our executives is terminated by us without cause or terminates his or her employment due to a substantial change in his or her position or responsibilities during the year following a change of control, he or she will be entitled to his or her accrued annual base salary, bonus and commissions through the date of termination plus severance pay equal to one-half of annual base salary. Further, all of his or her outstanding options will become immediately exercisable. To the extent the employee regularly receives commissions as part of his or her compensation, we will also pay commissions to the terminated employee for sales to his or her former accounts that occur during the six months following termination.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Primus' executive compensation program is administered by the compensation committee, which is comprised of two non-employee directors. Primus' executive compensation policy is designed to

  . assist Primus in attracting and retaining key executives critical to the company's success;

  . align the interests of the executives with the interests of Primus' shareholders;

  .  reflect Primus' overall performance; and

  .  reward executives individually.

  Executive compensation consists of three major components: base salary, bonuses and stock options.

  Base Salary. The base salary of the chief executive officer is set at an amount the committee believes is competitive with the salaries paid to executives of other high-growth companies in the software industry located within the local area. The committee relies on surveys and on knowledge of local pay practices as reported in financial periodicals or otherwise accessible to the committee. Additionally, a review of the chief executive officer's performance and a general review of the company's financial and stock price performance are considered. The base salary for executive officers is reviewed annually. The chief executive officer's base salary was increased from $225,000 to $250,000 effective January 1, 2000.

  Bonus. Under a bonus plan established in February 1999, Primus executives may be eligible for annual and/or quarterly bonuses. Each executive's potential bonus is set as a percentage of his or her base salary; bonuses for 2000 are based 80% on the company's revenue and 20% on achievement of the executive's individual goals and objectives as set by the chief executive officer (the chief executive officer's goals are set by the committee). Bonus payments are presented in the Summary Compensation Table under the heading "Bonus."

  Stock Option Grants. Primus provides its executives with long-term incentives through the 1999 Stock Incentive Compensation Plan. The objective of the 1999 plan is to enhance long-term profitability and shareholder value. The compensation committee of the board determines the number and terms of options granted to Primus' chief executive officer and other executive officers. The committee relies upon surveys and general familiarity with the number and proportion of shares available for grant pursuant to stock options in similar companies to determine appropriate grant level. To encourage stock retention, all options are granted as incentive stock options to the maximum extent possible under the Internal Revenue Code. Options are typically granted at the then-current market price and generally have a four-year vesting period to encourage key employees to continue their employment with Primus.

  Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to the chief executive officer and any other of its four most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit. The committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. Primus' stock option plans are designed to qualify as performance-based compensation that is fully deductible by Primus for income tax purposes.

  The committee believes that our compensation policies have been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to our goals. The committee will continue to monitor the compensation levels potentially payable under Primus' other compensation programs, but intends to retain the flexibility necessary to provide total compensation in line with competitive practice, Primus' compensation philosophy, and Primus' best interests.

                                          Compensation Committee

                                          Antonio M. Audino
                                          Fredric W. Harman

                         REPORT OF THE AUDIT COMMITTEE

  The members of the Audit Committee are independent as that term is defined in Rule 4200 (a) (15) of the National Association of Securities Dealers listing standards. On April 14, 2000, the Audit Committee of the Board of Directors adopted a written Audit Committee Charter, a copy of which is provided herewith as Appendix A. The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2000 with the management of Primus. Additionally, the Audit Committee has discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 and has discussed with the independent accountants their independence. Based on the discussions and reviews noted above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in Primus' Annual Report on Form 10-K for the fiscal year 2000.

                                         Audit Committee

                                         John Connors
                                         Promod Haque
                                         Fredric W. Harman

                               PERFORMANCE GRAPH

  The following graph shows a comparison of cumulative total shareholder return for Primus, the NASDAQ Stock Market-U.S. Index and Computer Software and Services 500 Index. The graph shows the value of $100 invested on January 1, 2000 in our common stock, the Nasdaq Stock Market-U.S Index and Computer Software and Services 500 Index.

                              [PERFORMANCE GRAPH]

                                 INDEXED RETURNS

                       Base                    Quarter Ending
                      Period   ----------------------------------------------
Company/Index        1 Jul 99  Sep 99  Dec 99  Mar 00  Jun 00  Sep 00  Dec 00
-----------------------------------------------------------------------------
PRIMUS KNOWLEDGE
  SOLUTIONS            100     196.87  323.66  614.29  321.43  105.80   46.43
NASDAQ US INDEX        100     101.69  150.30  168.68  146.66  134.94   90.43
COMPUTER (SOFTWARE
  & SVC) - 500         100     100.82  142.40  135.95  111.46   98.09   67.28


    Comparison of Cumulative Total Return Primus Knowledge Solutions, Inc., the Computer Software and Services 500 Index and Nasdaq Stock Market-U.S.

                                 January 1, 2000 Dec. 31, 2000
             -------------------------------------------------
             -------------------------------------------------
          Primus                      $100            $46
             -------------------------------------------------
          Nasdaq Stock Market-
           U.S.                       $100            $90
             -------------------------------------------------
          Computer Software and
           Services 500               $100            $67

                            PRINCIPAL SHAREHOLDERS

  The following table provides information with respect to the beneficial ownership of shares of common stock as of December 31, 2000 by

  .  each person or group that we know owns more than 5% of our common stock

  .  each of the named executive officers

  .  each of our directors

  .  all of our directors and executive officers as a group

  Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of our common stock subject to options exercisable as of December 31, 2000 or within 60 days of that date are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the number of shares listed opposite their names.

                                                    Amount and
                                                      Nature     Percentage of
                                                   of Beneficial Common Stock
     Name of Beneficial Owner(1)                     Ownership    Outstanding
     ---------------------------                   ------------- -------------
     Principal Shareholders
     WM Advisors, Inc.............................   2,577,000       14.4%
     Entities affiliated with TransCosmos,
      Inc.(2).....................................   1,935,285       10.8%
     Nevis Capital Management, Inc................   1,667,000        9.3%
     Entities affiliated with Oak Investment
      Partners VI, L.P.(3)........................   1,492,826        8.4%
     Norwest Equity Partners, V, L.P..............   1,441,166        8.1%
     Kern Capital Management......................   1,328,000        7.4%

     Directors
     Michael A. Brochu(4).........................     578,332        3.2%
     Antonio M. Audino............................      99,721          *
     Promod Haque(5)..............................   1,449,499        8.1%
     Fredric W. Harman(6).........................   1,536,101        8.6%
     Yasuki Matsumoto(7)..........................   2,005,890       11.2%
     John Connors.................................       3,500          *
     Janice Peters................................           0          *

     Executive Officers
     Kim M. Nelson(8).............................     127,319          *
     Ronald M. Stevens............................           0          *

     Directors and executive officers as a group
      ([9] persons)...............................   5,769,080       32.3%

--------
 *   Less than 1%.

(1) The address of WM Advisors, Inc. is 1201 Third Avenue, 22nd Floor, Seattle, WA 98101. The address of Trans Cosmos, Inc. and Mr. Matsumoto is 777-108th Avenue, N.E., Suite 2300, Bellevue, WA 98004. The address of Nevis Capital Management is 1119 St. Paul St., Baltimore, MD 21202. The address of Oak Investment Partners VI, Limited Partnership and Mr. Harman is Suite 1300, 525 University Avenue, Palo Alto, CA 94301. The address of Norwest Equity Partners V, L.L.P. and Mr. Haque is Suite 250, 245 Lyton Avenue, Palo Alto, CA 94301. The address of Kern Capital Management is 114, W. 47th Street, Suite 1926, New York, NY 10036. The address of Mr. Audino is Voyager Capital, 800 Fifth Avenue, Suite 4100, Seattle, WA 98104. The address of Mr. Connors is Microsoft Corporation, One Microsoft Way, Building 8,

     Redmond, WA 98052. The address of Ms. Peters is 3248--78th Place NE, Medina, WA 98039. The address of Messrs. Brochu, Nelson, and Stevens is c/o Primus Knowledge Solutions, Inc., 1601 Fifth Avenue, Suite 1900, Seattle WA 98101.

(2)  Represents the following: (a) 199,999 shares owned by Trans Cosmos, Inc.;
     (b) 559,890 shares owned by Trans Cosmos USA, Inc.; (c) 243,067 shares owned by EnCompass Group, Inc.; (d) 857,329 shares owned by U.S. Information Technology Financing, L.P.; and (e) 75,000 shares held directly by Primus KK. TransCosmos USA, Inc. is a wholly owned subsidiary of Trans Cosmos, Inc. U.S. Information Technology Financing, L.P. is a limited partnership whose sole general partner is Trans Cosmos USA, Inc. Yasuki Matsumoto, a director of Primus, is the President and CEO of Trans Cosmos USA, Inc.

(3) Represents the following: (a) 1,027,625 shares owned by Oak Investment Partners VI, L.P.; (b) 392 shares owned by Oak VI Affiliates Fund, L.P.;(c) 423,262 shares owned by Oak Investment Partners VII, L.P.; and
     (d) 10,630 shares owned by Oak VII Affiliates Fund, L.P.; (e) warrants to purchase 2,875 shares owned by Oak Investment Partners VII, L.P.; and (f) warrants to purchase 72 shares owned by Oak VII Affiliates Fund, L.P. Fredric W. Harman, a director of Primus, is a Managing Member of Oak Associates VI, L.L.C., the general partner of Oak Investment Partners VI, L.P. and a Managing Member of Oak VI Affiliates, L.L.C., the general partner of Oak VI Affiliates Fund, L.P. Mr. Harman is also a Managing Member of Oak Associates VII, L.L.C., the general Partner of Oak Investment Partners VII, L.P. and a managing member of Oak VII Affiliates, L.L.C., the general partner of Oak VII Affiliates fund, L.P. Mr. Harman disclaims beneficial ownership of the securities held by such partnerships in which Mr. Harman does not a have a pecuniary interest.

(4)  Represents the following: (a) 5,500 shares held directly by Mr. Brochu;
     (b) 2,000 shares held by Mr. Brochu's minor children and (c) 570,832 shares issuable pursuant to options that were exercisable on December 31, 2000 or within 60 days of December 31, 2000. Mr. Brochu disclaims beneficial ownership of 2,000 shares held in the names of his minor children.

(5) Represents the following: (a) 8,333 shares issuable pursuant to options that were exercisable on December 31, 2000 or within 60 days of December 31, 2000 and (b) 1,441,166 shares owned by Norwest Equity Partners V, L.P. Mr. Haque is a partner in Norwest Venture Partners, an affiliate of Norwest Equity Partners V, L.P. Mr. Haque disclaims beneficial ownership of the shares held by Norwest Equity Partners, V, L.P. except to the extent of his pecuniary interest arising from his interest in Norwest Venture Partners.

(6) Represents the following: (a) 1,027,625 shares owned by Oak Investment Partners VI, L.P.; (b) 392 shares owned by Oak VI Affiliates Fund, L.P.;(c) 423,262 shares owned by Oak Investment Partners VII, L.P.;
     (d) 10,630 shares owned by Oak VII Affiliates Fund, L.P.; (e) warrants to purchase 2,875 shares owned by Oak Investment Partners VII, L.P.; and (f) warrants to purchase 72 shares owned by Oak VII Affiliates Fund, L.P. (g) 62,912 shares held directly by Mr. Harman; and (h) 8,333 shares issuable pursuant to options to purchase common stock held by Mr. Harman that were exercisable on December 31, 2000 or within sixty days of December 31, 2000. Fredric W. Harman, a director of Primus, is a Managing Member of Oak Associates VI, L.L.C., the general partner of Oak Investment Partners VI, L.P. and a Managing Member of Oak VI Affiliates, L.L.C., the general partner of Oak VI Affiliates Fund, L.P. Mr. Harman is also a Managing Member of Oak Associates VII, L.L.C., the general Partner of Oak Investment Partners VII, L.P. and a managing member of Oak VII Affiliates, L.L.C., the general partner of Oak VII Affiliates fund, L.P. Mr. Harman disclaims beneficial ownership of the securities held by such partnerships in which Mr. Harman does not a have a pecuniary interest.

(7)  Represents the following: (a) 199,999 shares owned by Trans Cosmos, Inc.;
     (b) 559,890 shares owned by Trans Cosmos USA, Inc.; (c) 243,067 shares owned by EnCompass Group, Inc.; (d) 857,329 shares owned by U.S. Information Technology Financing, L.P.; (e) 75,000 shares held directly by Primus KK; (f) 9,999 shares issuable pursuant to options to purchase common stock held by Mr. Matsumoto that were exercisable on December 31, 2000 or within 60 days of December 31, 2000; and (g) 60,606 shares owned by Mr. Matsumoto's spouse. TransCosmos USA, Inc. is a wholly owned subsidiary of Trans Cosmos, Inc. U.S. Information Technology Financing, L.P. is a limited partnership whose sole general partner is Trans

     Cosmos USA, Inc. Yasuki Matsumoto, a director of Primus, is the President and CEO of Trans Cosmos USA, Inc.

(8) Includes 123,819 shares issuable pursuant to options that were exercisable on December 31, 2000 or within 60 days of December 31, 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Primus' executive officers, directors and holders of more than 10% of a registered class of Primus' equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish Primus with copies of all Section 16(a) forms they file with the SEC.

  Based solely on its review of the copies of these forms received by it, or written representations from certain reporting persons that no such forms were required for those persons, Primus believes that during calendar year 2000 its executive officers, directors and greater than 10% shareholders complied with all applicable filing requirements.

                         INDEPENDENT PUBLIC ACCOUNTANT

  On December 14, 1999, the Audit Committee of our Board of Directors accepted the resignation of Ernst & Young LLP as its principal accountants. Ernst & Young was not independent under applicable accounting and auditing rules as to Imparto Software Corporation, a California corporation acquired by Primus on December 14, 1999. As a result of the acquisition, Ernst & Young was no longer independent as to Primus. Ernst & Young's reports, issued prior to the acquisition, on Primus' financial statements for each of the two fiscal years that preceded the acquisition (the fiscal years ended December 31, 1997 and December 31, 1998), were unqualified. During those fiscal years, and in the period beginning January 1, 1999 and ending on the date Ernst & Young's resignation was accepted by the Audit Committee, there were no disagreements between Primus and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreements in its reports issued prior to the acquisition of Imparto.

  On January 17, 2000, Primus engaged KPMG LLP as its certifying accountant. Management had not consulted with KPMG on any accounting or financial or reporting matters before the engagement.

  The aggregate fees billed for professional services rendered by KPMG LLP for fiscal year 2000 are as follows:

   (1) Audit Fees (for audit of our annual financial statements for fiscal year 2000, audits related to business acquisitions and
       reviews of our quarterly financial statements)...............   $308,765

   (2) Financial Information and Systems Design and Implementation
       Fees (for designing or implementing a hardware or software system that aggregates source data underlying the Company's financial statements or generates information that is
       significant to the financial statements taken as a whole)....   $      0

   (3) All Other Fees (for all other services; principally tax
       services)....................................................   $ 46,109

  The Audit Committee has considered whether the provision of financial information and systems design and implementation services and other services is compatible with maintaining the independence of KPMG LLP. Less than ten percent of the hours expended on KPMG LLP's engagement to audit the Company's financial statements for fiscal year 2000 were attributed to work performed by persons other than the full-time, permanent employees of KPMG LLP.

  Representatives of KPMG LLP, Primus' independent auditors, are expected to attend the annual meeting and will have an opportunity to make a statement and to respond to appropriate questions from shareholders.

                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

  Under the Commission's proxy rules, shareholder proposals that meet certain conditions may be included in Primus' proxy statement and form of proxy for a particular annual meeting. Shareholders that intend to present a proposal at Primus' 2002 Annual Meeting must give notice of the proposal to Primus no later than December 6, 2002 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. In addition, if Primus receives notice of a shareholder proposal after February 20, 2002 , the persons named as proxies in the proxy statement for the 2002 annual meeting will have discretionary voting authority to vote on such proposal at the 2002 annual meeting. Shareholders that intend to present a proposal that will not be included in the proxy statement and form of proxy must give notice of the proposal to Primus no fewer than 90 or more than 120 days prior to the one-year anniversary date of the 2001 Annual Meeting. Receipt by Primus of any such proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in Primus' proxy materials or its presentation at the 2002 Annual Meeting because there are other requirements in the proxy rules.

                                OTHER BUSINESS

  The Board does not intend to present any business at the annual meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders, and has no present knowledge that any others intend to present business at the annual meeting. If, however, other matters requiring the vote of the shareholders properly come before the annual meeting or any adjournment or postponement of the annual meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

                          ANNUAL REPORT AND FORM 10-K

  Copies of Primus' 2000 Annual Report to Shareholders and Annual Report on Form 10-K are being mailed with this proxy statement to each shareholder of record. Primus shareholders not receiving a copy of such Annual Report or Form 10-K may obtain one without charge by writing or calling Investor Relations, Primus Knowledge Solutions, Inc., 1601 Fifth Avenue, Suite 1900, Seattle, Washington 98101, (206) 292-1000.

                                                                     APPENDIX A

                       PRIMUS KNOWLEDGE SOLUTIONS, INC.
                            AUDIT COMMITTEE CHARTER

                             Prepared: April 2000

I. Audit Committee Purpose

  The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  . Monitor the integrity of Primus' financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  . Monitor the independence and performance of Primus' independent auditors.

  . Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

  The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at Primus' expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

  Audit Committee members shall meet the requirements of the Nasdaq Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

  Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

  The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review Primus' financial statements and significant findings based upon the auditors' limited review procedures.

III. Audit Committee Responsibilities and Duties

 Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review Primus' annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3. In consultation with the management, and the independent auditors, consider the integrity of Primus' financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

4. Review with financial management and the independent auditors Primus' quarterly financial results prior to the release of earnings and/or Primus' quarterly financial statements prior to filing or distribution. Discuss any significant changes to Primus' accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

 Independent Auditors

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors.

7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with Primus that could impair the auditors' independence.

8. Review the independent auditors audit plan--discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10. Consider the independent auditors' judgments about the quality and appropriateness of Primus' accounting principles as applied in its financial reporting.

 Other Audit Committee Responsibilities

11. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in Primus' annual proxy statement.

12. On at least an annual basis, review with Primus' counsel, any legal matters that could have a significant impact on the organization's financial statements, Primus' compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

13. Perform any other activities consistent with this Charter, Primus' bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

14. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

--------------------------------------------------------------------------------

                       PRIMUS KNOWLEDGE SOLUTIONS, INC.

   This Proxy is solicited by the Primus' Board of Directors for the Annual
               Meeting of Shareholders to be held on May 9, 2001

     The undersigned hereby appoint(s) Michael A. Brochu and Ronald M. Stevens, and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Primus Knowledge Solutions, Inc. held of record by the undersigned on March 16, 2001 at the Annual Meeting of Shareholders of Primus to be held at the Four Seasons Olympic Hotel, Congress Room, 411 University Street, Seattle, Washington, at 2:30 p.m. on May 9, 2001, with authority to vote upon the matters listed below and with discretionary authority as to any matters that may properly come before the meeting or any adjournment or postponement thereof.

               IMPORTANT--PLEASE DATE AND SIGN ON THE OTHER SIDE

--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

--------------------------------------------------------------------------------
                                                               Please mark
                                                                your votes  [X]
                                                               as indicated

                                           WITHHOLD
                                           AUTHORITY
                              FOR the     to vote for
                             Nominees    the Nominees
ELECTION OF DIRECTORS:
Nominees:  Promod Haque        [_]            [_]
           Janice C. Peters

WITHHOLD for the following only: (write the name of the nominee in the space below)

---------------------------------------------------
Unless otherwise directed, all votes will be apportioned equally among the persons for whom authority is given to vote.


SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR THE NOMINEES" LISTED IN THIS PROXY.

The Board of Directors recommends a vote "FOR the Nominees" listed in this Proxy.


                                      I plan to attend the annual meeting.   [_]



Signatures(s)                      Signature(s)                  Date
             ---------------------             -----------------     -----------
Please sign exactly as your name appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .